UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2016

COCA-COLA EUROPEAN PARTNERS US, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34874	27-2197395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)
(678) 260-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 24, 2016, Coca-Cola European Partners US, LLC (the "Company"), as successor by merger to Coca-Cola Enterprises, Inc. ("CCE") (formerly International CCE Inc.), entered into a second supplemental indenture (the "Second Supplemental Indenture") among the Company, Coca-Cola European Partners plc, as guarantor (the "Guarantor"), and Deutsche Bank Trust Company Americas (the "Trustee"), which amended and supplemented the indenture, dated as of September 14, 2010 (the "Base Indenture" as amended and supplemented by a First Supplemental Indenture dated as of June 14, 2016 and the Second Supplemental Indenture, the "Indenture"), between the Company (as successor by merger to CCE) and the Trustee.

The Second Supplemental Indenture provided for the Guarantor's guarantee of the Company's obligations under the Indenture and the $250,000,000 aggregate principal amount of 2.000% Notes due 2016, the $525,000,000 aggregate principal amount of 3.500% Notes due 2020, the $250,000,000 aggregate principal amount of 3.250% Notes due 2021 and the $300,000,000 aggregate principal amount of 4.500% Notes due 2021 previously issued thereunder by CCE.

The Guarantor also entered into a guarantee, dated June 24, 2016, of the following series of euro-denominated notes previously issued by CCE:  €350,000,000 aggregate principal amount of 3.125% Notes due 2017, €350,000,000 aggregate principal amount of 2.000% Notes due 2019, €350,000,000 aggregate principal amount of 2.375% Notes due 2025, €350,000,000 aggregate principal amount of 2.625% Notes due 2023, €250,000,000 aggregate principal amount of 2.750% Notes due 2026 and €500,000,000 aggregate principal amount of 1.875% Notes due 2030.

The foregoing summary of the Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, such document attached as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Supplemental Indenture, dated as of June 24, 2016, among Coca-Cola European Partners US, LLC, Coca-Cola European Partners plc and Deutsche Bank Trust Company Americas.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA EUROPEAN PARTNERS US, LLC
(Registrant)
Date: June 27, 2016	By:	/s/ Suzanne Forlidas
	Name:	Suzanne N. Forlidas
	Title:	Authorized Manager

EXHIBIT INDEX
Exhibit Number	Description
4.1	Second Supplemental Indenture dated as of June 24, 2016, among Coca-Cola European Partners US, LLC, Coca-Cola European Partners plc and Deutsche Bank Trust Company Americas.